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                                                                    EXHIBIT 23.5



                        Consent of Independent Auditors

Re:  Registration Statement of Apartment Investment and
     Management Company on Form S-4, dated August 4, 1998


As independent auditors, we hereby consent to the incorporation by reference in, and the attachment to, the referenced registration statement of our report, dated October 23, 1997, on our audit of the financial statements of Richard Ellis Holdings Limited, as of April 30, 1997, and for the year then ended, of our report dated October 23, 1997, on our audit of the financial statements of Richard Ellis Partnership Accounts as of April 30, 1997, and for the year then ended, of our report, dated October 22, 1996, on our audit of the financial statements of Richard Ellis Holdings Limited as of April 30, 1996, and for the year then ended, of our report, dated October 22, 1996, on our audit of the financial statements of Richard Ellis Partnership Accounts as of April 30, 1996, and for the year then ended, and our report, dated June 15, 1998, on our audit of the financial statements of Richard Ellis Group Limited as of December 31, 1997, and for the period then ended (and to all references to our Firm contained in the registration statement).

                                             /s/ BDO STOY HAYWARD

London, United Kingdom
August 4, 1998